VIA EDGAR
April 27, 2010

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:	Principal Life Insurance Company
Separate Account B
Principal Freedom 2 Variable Annuity
Registration Statement on Form N-4
File No. 333-128079

I am Counsel for the above-referenced Registrant, and have reviewed the attached post-
effective amendment which is being filed pursuant to Rule 485(b) under the Securities
Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Jeffrey M. Pierick
Counsel
711 High Street
Des Moines, Iowa 503092-0300
(515) 362-2384 (office)
(866) 496-6527 (facsimile)
pierick.jeff@principal.com

JMP/kcr